EXHIBIT 16.1




DONAHUE ASSOCIATES, LLC
27 BEACH ROAD-SUITE CO5-A
MONMOUTH BEACH, NJ 07750
     732-229-7723


Securities and Exchange Commission:

I have read the disclosure in Item 4 of the current report on Form 8-K of USCorp for the event dated January 23, 2002, and I agree with such disclosure to the extent that it relates to this firm.


/s/ Brian Donahue
-----------------
Brian Donahue


January 29, 2002